EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 185

We consent to the use of our report dated February 21, 2017, with respect to the financial statements of Nuveen Unit Investment Trust, Series 185, comprising Nuveen Prospect Energy and Power Income Portfolio, 1Q 2017 and Nuveen Prospect Income Finance Portfolio, 1Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215502) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

February 21, 2017